CONSENT OF BRUCE YEOMANS

     I consent to the use in this amended registration statement on Form SB-2/A-3 of my name and my services as an expert and consultant to Tintic Gold Mining Company, a Nevada corporation

     Dated this 15th day of August, 2005.


                                   /s/Bruce Yeomans
                                   Bruce Yeomans